UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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BOINGO WIRELESS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to: Ilan Lovinsky, Esq. Ryan Gunderson, Esq. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 3570 Carmel Mountain Rd., Suite 200 San Diego, CA 92130 (858) 436-8000

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On or around May 19, 2016, Boingo Wireless, Inc., a Delaware corporation (“Boingo” or the “Company”), mailed a letter to stockholders (included below) in connection with its solicitation of proxies to be used at the Company’s 2016 Annual Meeting of Stockholders to be held on June 9, 2016 at 10:30 a.m. local time at the Hotel Palomar located at 10740 Wilshire Boulevard, Los Angeles, California, 90024 and at any and all adjournments, postponements or reschedulings thereof (the “2016 Annual Meeting”).  The Company filed a definitive proxy statement with the Securities and Exchange Commission on April 28, 2016 and mailed the definitive proxy statement to its stockholders (the “Boingo Proxy Statement”).

Letter to Stockholders Dated May 19, 2016

Included below is Boingo’s letter to stockholders, dated May 19, 2016, which encourages stockholders to vote the WHITE proxy card provided by Boingo’s Board of Directors (the “Board”).  In the letter, Boingo provided information about its highly qualified and very experienced nominees and other information about the Company, and encouraged Boingo stockholders to vote for the Board’s nominees and reject the nominees presented by four individual stockholders, together with a new hedge fund affiliated with two of the stockholders, Ides Capital (collectively, the “Ides Group”).

Important Additional Information And Where To Find It

In connection with its solicitation of proxies for the 2016 Annual Meeting of Stockholders, Boingo has filed with the SEC and mailed to stockholders the Boingo Proxy Statement, together with a WHITE proxy card. Boingo, its directors and its executive officers are deemed to be participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting. Information regarding the interests of such participants is included in the Boingo Proxy Statement and other relevant documents filed and to be filed by the Company with the SEC in connection with the proxy solicitation. To the extent holdings of Boingo’s securities change from the amounts shown in the Boingo Proxy Statement, such changes will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE BOINGO PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY BOINGO WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders may be able to obtain an additional copy of Boingo Proxy Statement, any amendments or supplements thereto, the accompanying WHITE proxy card, and other documents filed by Boingo with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.boingo.com, by writing to the Company’s Corporate Secretary at Boingo Wireless, 10960 Wilshire Blvd., 23rd Floor, Los Angeles, California 90024, or by calling the Company’s Corporate Secretary at (310) 586-5180.

May 19, 2016

Dear Fellow Stockholder,

Boingo’s 2016 Annual Meeting of Stockholders, to be held on June 9, 2016, is less than one month away and your vote is important in determining your Company’s future. Boingo has been delivering on its strategic plan and we believe stockholders will benefit as our recent strong financial results improve at an accelerated pace. Ides Capital, together with a group of individuals (together, the “Ides Group”), is intent on derailing this progress by seeking to replace two of your highly qualified directors with their own under-qualified and unproven, hand-picked candidates. It is important that you stop the Ides Group by voting on the enclosed WHITE proxy card today.

The Boingo Board encourages you to vote “FOR” Boingo’s highly qualified director nominees — Charles Boesenberg and Terrell Jones — today by telephone, Internet, or by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided.

BOINGO HAS BEEN COMMUNICATING A CLEAR STRATEGY TO DELIVER VALUE AND IS DELIVERING ON ITS PLAN

Boingo understands the increasing mobile data demands of consumers. In anticipation of the exponential growth of mobile data traffic and broader network densification trends, Boingo developed an ambitious and forward-thinking plan to invest in building out high density networks, including Distributed Antenna Systems (“DAS”) and Wi-Fi networks, to best position the Company to capitalize on this trend.

On Boingo’s fourth quarter 2012 earnings call, management discussed our multi-year outlook and investment plan and began giving quarterly updates on our network buildout progress. At that time, we said 2013 would be an investment year and that we would begin monetizing our buildout in the second half of 2014. We delivered on that promise and have delivered double-digit revenue growth every quarter since the fourth quarter of 2014 and increased EBITDA over the same period.

BOINGO IS LEADING THE FAST GROWING WIRELESS INFRASTRUCTURE SPACE

Boingo has significantly expanded its networks since 2013. As of the end of the first quarter, we have grown our DAS nodes from 5,600 at the beginning of 2013 to more than 12,500. In that same time period we have ramped up military coverage to over 250,000 beds at 51 bases.

We believe Boingo is the leading global provider of commercial mobile Wi-Fi internet solutions and indoor DAS services for carriers and venues. Our wireless networks are located in a variety of large venues including airports, military bases, stadiums and arenas. We have made investments in our networks and are now beginning to realize the benefits of our strong competitive position. Mobile data traffic is expected to increase eightfold by 2020 and we will continue to capture this demand through DAS, military broadband and wholesale and retail Wi-Fi. In 2015 alone, we signed 57 DAS carrier contracts, an increase of 500% over the total dollar value of DAS carrier contracts signed in 2014. As we continue to execute on our strategic plan, we expect to generate significant recurring cash flows from our network assets and return to positive free cash flow in the second half of 2016.

WALL STREET ANALYSTS ARE SUPPORTIVE OF BOINGO’S STRATEGY AND RECOGNIZE OUR SUCCESSFUL EXECUTION

Many industry analysts are supportive of the actions we are taking and recognize the positive progress underway at Boingo. Further, independent analysts agree that Boingo is poised to continue this momentum: as of today, six out of six analysts covering Boingo rate our stock as a Buy(1), and consensus for our twelve month price target is $11.65.

But don’t just take our word for it. Hear what the experienced and independent analysts — individuals with an intimate understanding of our business, strategy, industry, performance history and expectations — have to say(2).

“The fundamental story is as strong as ever, if not stronger, given the recent pace of build-outs in military, the ramp of Wi-Fi offload and expectations for a second Wi-Fi offload carrier in the next couple of months. We expect the three-legged stool of DAS, Military and Wi-Fi Offload to help transform the company in 2016.”

— Jim Moorman, D.A. Davidson, 5/6/2016

“[The first quarter 2016] marks the third consecutive quarter on an annual basis that Boingo achieved gross margin expansion of more than 150 basis points year-over-year. The military and Wi-Fi offload business are high-growth segments that will continue to drive gross margin expansion as they scale. As the military and offload businesses ramp up throughout the year, we expect that Boingo will be free cash flow positive by the end of the year. We remain confident that Boingo can continue to win DAS deals, wholesale Wi-Fi will gain momentum….”

— Jim Breen, William Blair, 5/5/2016

“We were pleased with WIFI’s solid execution in the quarter reporting top line results of $34.5 million, slightly ahead of our $33.5 million estimate and at the high end of the Company’s original guidance of $32-35 million. Additionally, the Company posted pro forma EBITDA of $5.1 million, slightly ahead of its original guide of $3-$5 million reflecting the positive impact of continued revenue growth of its high margin military Wi-Fi business which was the shining star in the quarter (up 32% q/q). After heavy initial investment, WIFI is beginning to reap the rewards of its military Wi-Fi business which represented over a quarter of the Company’s total revenue in Q1.”

— Tony Stoss, Craig-Hallum, 5/6/2016

“Boingo reported a top and bottom line beat as Military and DAS revenue again drove the upside to guidance and CS estimates. Boingo signed 12 new DAS carrier contracts during 1Q16, continuing to add to the 57 contracts for over $150m signed in 2015. Boingo added ~12k new military subscribers in 1Q16 as 6k more beds came online, bringing military Wi-Fi penetration to ~27.6% vs 4Q15’s 23.4% and Military ARPU expansion continued to drive revenue upside. We expect the retail subscription business to continue to decay going forward - WIFI’s investments in DAS, Military, and Carrier Offloads over the last two years are starting to bear fruit, evidenced by management’s expectation to be FCF positive in FY16. We maintain our Outperform rating.”

— Stephen Ju, Credit Suisse, 5/6/2016

ELECTING THE IDES GROUP NOMINEES RISKS DERAILING

OUR SUCCESSFUL EXECUTION

Each member of our Board, including Charles Boesenberg and Terrell Jones, has been instrumental in formulating the Company’s transformation plan, which has been the foundation of our recent success. In addition, all of our Directors have been chosen for their expertise in areas essential to our business,

(1)  Includes Buy equivalent, such as Outperform

(2)  Permission to use quotes neither sought nor obtained. Emphasis added.

including technology, internet, e-commerce, telecommunications and M&A, as well as their extensive public company leadership and board experience.

Our director nominees have strong track records of creating shareholder value at other companies where they either served on the board or held executive positions, for example…

Charles Boesenberg, who has been a Boingo director for only five years, is Boingo’s Lead Independent Director and Chair of the Audit Committee:

•                  Oversaw 88% stock price appreciation as a Director at Keynote Systems, Inc. until the company was acquired in 2013.

•                  Oversaw 61% stock price appreciation as a Director at Websense, Inc. until the company was acquired in 2013.

Terrell Jones, who has been a director for only three years, is a member of the Audit and Governance committees and was our 2015 Cyber Security Director:

•                  Oversaw 54% stock price appreciation as the founder and Chairman of Kayak.com from its IPO until the company was acquired in 2013.

•                  Oversaw 51% stock price appreciation as a Director at La Quinta Corp until the company was acquired in 2006.

We believe Boingo’s continued strong financial performance, as evidenced by our increasing margins and our second consecutive year of double-digit revenue growth, is a clear indication that the strategic plan put into place by the Company’s Board and management team is working. While there is still work to be done, the Board and management believe that Boingo is just starting to reap the benefits of this strategic plan, and that changing course now would be value destructive to the Company and to Boingo stockholders.

PROTECT THE VALUE OF YOUR INVESTMENT IN BOINGO:

VOTE THE WHITE PROXY CARD TODAY

Three years ago Boingo articulated its strategic plan and your Board and management have been delivering on that plan. Given the opportunity, your Board and management will continue to deliver on that plan. Don’t let the Ides Group put your investment at risk just as it is beginning to bear fruit. We urge you to protect your investment by voting “FOR” Boingo’s director nominees — Charles Boesenberg and Terrell Jones — on the WHITE proxy card today.

We appreciate your continued support of Boingo Wireless.

Sincerely,

David Hagan	Charles Boesenberg
Chairman & Chief Executive Officer	Lead Independent Director

If you have any questions or need assistance in voting

your shares, please contact our proxy solicitor, MacKenzie Partners, at

(212) 929-5500 (Call Collect), (800) 322-2885 (Call Toll-Free) or

proxy@mackenziepartners.com

Cautionary Statement Regarding Forward-Looking Statements

This letter contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include, among other statements, any statements regarding Boingo’s strategic plans, value creation, stock price and operating results, the timing of results from the execution of the strategic plan and the effectiveness of Boingo’s Board in overseeing the execution of Boingo’s strategic plans. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to maintain our existing and establish new relationships with venue partners, particularly key airport venue partners and military bases, our ability to maintain revenue growth and achieve profitability, our ability to execute on our strategic and business plans, our ability to successfully compete with new technologies and adapt to changes in the wireless industry, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2015 filed with the SEC on March 11, 2016 and Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 9, 2016. Any forward-looking statement made by Boingo in this letter speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Important Additional Information And Where To Find It

In connection with its solicitation of proxies for the 2016 Annual Meeting of Stockholders, Boingo Wireless, Inc. has filed with the SEC and mailed to stockholders a definitive proxy statement dated April 28, 2016 together with a WHITE proxy card. Boingo, its directors and its executive officers are deemed to be participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting. Information regarding the interests of such participants is included in the definitive proxy statement and other relevant documents filed and to be filed by the Company with the SEC in connection with the proxy solicitation. To the extent holdings of Boingo’s securities change from the amounts shown in the definitive proxy statement, such changes will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY BOINGO WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders may be able to obtain an additional copy of definitive proxy statement, any amendments or supplements thereto, the accompanying WHITE proxy card, and other documents filed by Boingo with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.boingo.com, by writing to the Company’s Corporate Secretary at Boingo Wireless, 10960 Wilshire Blvd., 23rd Floor, Los Angeles, California 90024, or by calling the Company’s Corporate Secretary at (310) 586-5180.